EXHIBIT 99.1
Contacts:

Sard Verbinnen & Co
Hugh Burns/Jamie Tully
(212) 687-8080

URS Corporation
H. Thomas Hicks
Vice President
& Chief Financial Officer
(415) 774-2700

URS CORPORATION REPORTS FISCAL 2006
YEAR-END RESULTS

Revenues Increased 8% from 2005

Company Provides Guidance For 2007

SAN FRANCISCO, CA - February 27, 2007 - URS Corporation (NYSE: URS) today reported its financial results for the fiscal year ended December 29, 2006. Revenues increased 8% to $4.24 billion from $3.92 billion in fiscal 2005. Net income for fiscal 2006 was $113.0 million, or $2.19 per share, fully diluted.

The Company’s net income and EPS for fiscal 2006 include an after tax impact of $10.6 million, or $0.20 per share, related to stock-based compensation expense under Statement of Financial Accounting Standards 123 (Revised) (“SFAS 123(R)”), which requires that costs of stock-based compensation be recognized as an expense in financial statements. Net income and EPS for fiscal 2005 were $82.5 million, or $1.72 per share, fully diluted, including an after-tax debt extinguishment charge of $19.1 million, or $0.42 per share, related to $127.2 million of note redemptions, the retirement of $10.0 million of the Company’s 12¼% notes and $1.8 million of its 6½% debentures, and the restructuring of its senior credit facility.

After adjusting for these items, net income and EPS for fiscal 2006 increased 28% and 13%, respectively, from fiscal 2005.

The Company repaid $150 million of debt during fiscal 2006. As a result, the Company’s debt to total capitalization ratio improved to 10% at December 29, 2006, from 19% at December 30, 2005.

As of December 29, 2006, the Company’s backlog was $4.64 billion, compared to $3.84 billion as of December 30, 2005.

Exhibit 99.1
Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated: “2006 was an outstanding year for URS, highlighted by growth in each of our market sectors and the highest revenue and net income in the Company’s history. Our results reflect the continued success of our diversified business portfolio and our strong relationships with private and public sector clients around the world.”

Mr. Koffel continued: “The outlook for our business remains positive, based on our record book of business and the favorable long-term trends across each of our market sectors. Federal spending for defense and homeland security remains strong, and the healthy state budget picture, along with recently-approved bond measures in our key states, are driving additional demand for state and local infrastructure improvement projects. In addition, our private sector business continues to benefit from our Master Service Agreement relationships, favorable economic conditions and our ability to help companies comply with more stringent environmental regulations in areas such as emissions control.”

Weighted-average shares outstanding for purposes of calculating diluted EPS were 51.7 million in fiscal 2006, compared with 47.8 million in fiscal 2005. The increase in weighted-average shares outstanding in 2006 is the result of additional shares issued pursuant to the Company’s 1999 Equity Incentive Plan and Employee Stock Purchase Plan, and the effect of the weighted average share impact resulting from the Company’s stock offering in June 2005.

For the fourth quarter of fiscal 2006, the Company reported revenues of $1.09 billion, net income of $26.3 million, and diluted EPS of $0.51. For the fourth quarter of fiscal 2005, the Company reported revenues of $1.07 billion, net income of $25.9 million, and diluted EPS of $0.51.

The Company’s net income and EPS for the fourth quarter of fiscal 2006 include an after tax impact of $3.4 million, or $0.06 per share, related to stock-based compensation expense under SFAS 123(R). Weighted-average shares outstanding for purposes of calculating diluted EPS were 52.0 million in the fourth quarter of fiscal 2006, compared with 50.4 million in the fourth quarter of fiscal 2005.

Exhibit 99.1
Business Segments

In addition to providing consolidated financial results, the Company provides separate financial information for its two segments: the URS Division and the EG&G Division. The URS Division includes the Company’s work in the state and local government market, the private sector and the international business. In addition, the URS Division includes a portion of the Company’s federal business, consisting primarily of facilities and environmental services. The EG&G Division primarily serves the federal government market, providing a range of operations and maintenance and technical support services.

URS Division. For fiscal 2006, the URS Division reported revenues of $2.80 billion and operating income of $191.7 million, including a pre-tax charge of $10.8 million related to stock-based compensation, compared to revenues of $2.56 billion and operating income of $194.2 million for fiscal 2005.

For the fourth quarter of fiscal 2006, the URS Division reported revenues of $741.7 million and operating income of $48.7 million, including a pre-tax charge of $2.7 million related to stock-based compensation, compared to revenues of $701.5 million and operating income of $56.6 million for the fourth quarter of fiscal 2005.

EG&G Division. For fiscal 2006, the EG&G Division reported revenues of $1.45 billion and operating income of $71.4 million, including a pre-tax charge of $2.2 million related to stock-based compensation, compared to revenues of $1.37 billion and operating income of $63.4 million for fiscal 2005.

For the fourth quarter of fiscal 2006, the EG&G Division reported revenues of $347.1 million and operating income of $14.0 million, including a pre-tax charge of $0.6 million related to stock-based compensation, compared to revenues of $372.8 million and operating income of $15.9 million for the fourth quarter of fiscal 2005.

Earnings Outlook

The Company expects its fiscal 2007 revenues to be approximately $4.65 billion. Assuming it meets this revenue expectation, the Company expects that net income will be approximately $128 million and EPS will be in the range of $2.40 to $2.45 for fiscal 2007. The Company expects that the distribution of EPS on a quarterly basis will approximate that of prior years.

In addition, the Company expects its effective tax rate in 2007 to be approximately 42.0%, compared to 42.6% in 2006. Finally, the Company’s weighted average shares outstanding for 2007 is expected to be 53.2 million, compared with 51.7 million in 2006.

Exhibit 99.1

This press release contains certain non-GAAP financial measures for net income and earnings per share showing the effects of the Company’s stock offerings, its note redemptions and refinancing, and the impact of SFAS 123(R), which are reconciled against the most directly comparable GAAP measure in the tables attached to the end of this press release.

Webcast Information

URS will host a dial-in conference call on Wednesday, February 28, 2007 at 11:00 a.m. (EST) to discuss its fourth quarter and year-end fiscal 2006 results. A live webcast of this call will be available on the investor relations portion of URS’ website at www.urscorp.com.

URS Corporation offers a comprehensive range of professional planning and design, systems engineering and technical assistance, program management, construction management, and operations and maintenance services for transportation, commercial/ industrial, facilities, environmental, water/wastewater, homeland security, installations and logistics, and defense systems. Headquartered in San Francisco, the Company operates in more than 20 countries with approximately 29,300 employees providing engineering and technical services to federal, state and local governmental agencies as well as private clients in the chemical, pharmaceutical, oil and gas, power, manufacturing, mining and forest products industries (www.urscorp.com).

Exhibit 99.1

TABLES TO FOLLOW

# # #
Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, future earnings, future tax rates, future outstanding shares, future debt repayment and future economic and industry conditions. The Company believes that its expectations are reasonable and are based on reasonable assumptions. However, such forward-looking statements by their nature involve risks and uncertainties that could cause actual results to differ materially from the results predicted. The potential risks and uncertainties include, but are not limited to: an economic downturn; changes in the Company’s book of business; the Company’s compliance with government contract procurement regulations; the Company’s ability to procure government contracts; the Company’s reliance on government appropriations; the ability of the government to unilaterally terminate the Company’s contracts; the Company’s ability to make accurate estimates and control costs; the Company’s ability to win or renew contracts; the Company’s and its partners’ ability to bid on, win, perform and renew contracts and projects; environmental issues and liabilities; liabilities for pending and future litigation; the impact of changes in laws and regulations; a decline in defense spending; industry competition; the Company’s ability to attract and retain key individuals; employee, agent or partner misconduct; risks associated with changes in equity-based compensation requirements; the Company’s leveraged position and ability to service its debt; risks associated with international operations; business activities in high security risk countries; third party software risks; terrorist and natural disaster risks; the Company’s relationships with its labor unions; the Company’s ability to protect its intellectual property rights; anti-takeover risks and other factors discussed more fully in the Company's Form 10-K for the fiscal year ended December 29, 2006, as well as in other reports subsequently filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements.

Exhibit 99.1

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	December 29, 2006	December 30, 2005
ASSETS
Current assets:
Cash and cash equivalents, including $44,557 and $61,319 of short-term money market funds, respectively	$89,502	$101,545
Accounts receivable, including retainage of $37,368 and $37,280, respectively	680,631	630,340
Costs and accrued earnings in excess of billings on contracts in process	552,526	513,943
Less receivable allowances	(50,458)	(44,293)
Net accounts receivable	1,182,699	1,099,990
Deferred tax assets	36,547	18,676
Prepaid expenses and other assets	65,405	52,849
Total current assets	1,374,153	1,273,060
Property and equipment at cost, net	163,142	146,470
Goodwill	989,111	986,631
Purchased intangible assets, net	3,839	5,379
Other assets	50,784	57,908
	$2,581,029	$2,469,448
LIABILITIES, MINORITY INTEREST, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Book overdrafts	$3,334	$1,547
Current portion of long-term debt	19,120	20,647
Accounts payable and subcontractors payable, including retainage of $19,515 and $13,323, respectively	290,651	288,561
Accrued salaries and wages	230,905	196,825
Accrued expenses and other	73,704	82,404
Billings in excess of costs and accrued earnings on contracts in process	168,271	108,637
Total current liabilities	785,985	698,621
Long-term debt	149,494	297,913
Deferred tax liabilities	17,808	19,785
Other long-term liabilities	117,586	108,625
Total liabilities	1,070,873	1,124,944
Commitments and contingencies
Minority interest	3,469	—
Stockholders’ equity:
Preferred stock, authorized 3,000 shares; no shares outstanding	—	—
Common shares, par value $.01; authorized 100,000 shares; 52,309 and 50,432 shares issued, respectively; and 52,257 and 50,380 shares outstanding, respectively	523	504
Treasury stock, 52 shares at cost	(287)	(287)
Additional paid-in capital	973,892	925,087
Accumulated other comprehensive income (loss)	(3,638)	(3,985)
Retained earnings	536,197	423,185
Total stockholders’ equity	1,506,687	1,344,504
	$2,581,029	$2,469,448

Exhibit 99.1

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	December 29, 2006	December 30, 2005	December 29, 2006	December 30, 2005
	(unaudited)

Revenues	$1,086,406	$1,071,009	$4,240,150	$3,917,565
Direct operating expenses	706,669	718,883	2,737,828	2,555,538
Gross profit	379,737	352,126	1,502,322	1,362,027
Indirect, general and administrative expenses	329,770	299,000	1,283,533	1,187,605
Operating income	49,967	53,126	218,789	174,422
Interest expense	3,994	5,472	19,740	31,587
Income before income taxes and minority interest	45,973	47,654	199,049	142,835
Income tax expense	18,883	21,720	84,793	60,360
Minority interest in income of consolidated subsidiaries, net of tax	807	—	1,244	—
Net income	26,283	25,934	113,012	82,475
Other comprehensive income (loss):
Pension liability adjustments, net of tax (benefit)	2,948	(4,223)	582	(4,493)
Foreign currency translation adjustments	516	(1,900)	4,122	(5,910)
Comprehensive income	$29,747	$19,811	$117,716	$72,072
Earnings per share:
Basic	$.52	$.52	$2.23	$1.76
Diluted	$.51	$.51	$2.19	$1.72
Weighted-average shares outstanding:
Basic	50,938	49,459	50,705	46,742
Diluted	51,992	50,401	51,652	47,826

Exhibit 99.1

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Fiscal Year Ended
	December 29, 2006	December 30, 2005	December 29, 2006	December 30, 2005
	(unaudited)
Cash flows from operating activities:
Net income	$26,283	$25,934	$113,012	$82,475
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	9,772	9,323	37,980	38,548
Amortization of debt issuance costs	439	462	1,821	3,777
Costs incurred for extinguishment of debt	—	6	162	33,131
Provision for doubtful accounts	2,525	2,229	8,259	10,094
Deferred income taxes	(7,697)	1,505	(8,708)	8,721
Stock-based compensation	5,684	1,640	18,395	6,148
Excess tax benefits from stock-based compensation	(2,903)	—	(6,045)	—
Tax benefit of stock compensation	1,404	5,700	6,455	14,969
Minority interest in net income of consolidated subsidiaries	807	—	1,244	—
Changes in assets and liabilities:
Accounts receivable and costs and accrued earnings in excess of billings on contracts in process	(49,029)	(75,803)	(89,628)	(161,632)
Prepaid expenses and other assets	14,551	(4,909)	(12,378)	(30,441)
Accounts payable, accrued salaries and wages and accrued expenses	28,932	108,746	26,792	179,525
Billings in excess of costs and accrued earnings on contracts in process	18,528	(2,624)	59,614	22,453
Distributions of earnings from unconsolidated affiliates, net	2,755	3,867	26,562	12,394
Other long-term liabilities	(9,850)	3,525	(2,190)	10,842
Other assets, net	(2,045)	(13,118)	(16,341)	(30,567)
Total adjustments and changes	13,873	40,549	51,994	117,962
Net cash from operating activities	40,156	66,483	165,006	200,437
Cash flows from investing activities:
Net payment for business acquisitions, net of cash acquired	—	(14)	(5,028)	(1,367)
Proceeds from disposal of property and equipment	—	54	—	2,236
Capital expenditures, less equipment purchased through capital leases	(8,481)	(6,113)	(29,314)	(23,010)
Net cash from investing activities	(8,481)	(6,073)	(34,342)	(22,141)
Cash flows from financing activities:
Long-term debt principal payments	(40,305)	(42,212)	(163,317)	(578,131)
Long-term debt borrowings	—	34	552	351,410
Net borrowings (payments) under lines of credit and short-term notes	(1,639)	(3,856)	1,433	(20,502)
Net change in book overdrafts	(13,803)	(5,733)	1,787	(69,324)
Capital lease obligation payments	(3,384)	(2,170)	(13,019)	(13,354)
Excess tax benefits from stock-based compensation	2,903	—	6,045	—
Proceeds from common stock offering, net of related expenses	—	(6)	—	130,251
Proceeds from employee stock purchases and exercise of stock options	1,508	8,255	23,974	38,942
Tender and call premiums paid for debt extinguishment	—	(5)	(162)	(19,426)
Payment of debt issuance costs	—	5	—	(4,624)
Net cash from financing activities	(54,720)	(45,688)	(142,707)	(184,758)
Net increase (decrease) in cash and cash equivalents	(23,045)	14,722	(12,043)	(6,462)
Cash and cash equivalents at beginning of year	112,547	86,823	101,545	108,007
Cash and cash equivalents at end of year	$89,502	$101,545	$89,502	$101,545

Exhibit 99.1
URS CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)
	Three Months Ended		Fiscal Year Ended
	December 29, 2006	December 30, 2005	December 29, 2006	December 30, 2005
	(unaudited)
Supplemental information:
Interest paid	$3,373	$4,363	$17,099	$29,974
Taxes paid	$19,826	$20,137	$58,583	$48,422
Equipment acquired with capital lease obligations	$4,008	$5,379	$23,512	$20,270

Supplemental schedule of noncash investing and financing activities:
Fair value of assets acquired	$—	$—	$7,683	$1,823
Cash paid for capital stock	—	—	2,655	456
Liabilities assumed	$—	$—	$5,028	$1,367

Exhibit 99.1

 URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULE OF NET INCOME AND EARNINGS PER SHARE BEFORE ACCOUNTING FOR CERTAIN TRANSACTIONS

In our earnings release for the fiscal year ended December 29, 2006, we presented the impacts of the charges related to SFAS 123(R) on fiscal year and fourth quarter 2006 net income and earnings per share (“EPS”) and compared the fiscal year 2006 amounts to comparable fiscal year 2005 results. Net income and EPS amounts, excluding the effects of SFAS 123(R) expense, are not computed in accordance with generally accepted accounting principles (“GAAP”). We presented these amounts to demonstrate the recent impact of SFAS 123(R) on our financial statements. For comparison, the fiscal year 2005 net income and EPS amounts excluded the effects of (1) the additional four million shares resulting from the Company’s stock offering; (2) the $19 million charge, net of tax, related to the costs of the Company’s note redemptions; and (3) the $5 million, net of tax, in interest savings the Company realized during fiscal year 2005 as a result of the note redemptions. These non-GAAP measures, which provide comparability to prior year amounts, are used by investors to evaluate and measure the underlying performance of our business. Net income and EPS excluding the effects of these items should not be used as a substitute for net income and earnings per share prepared in conformity with GAAP, or as a GAAP measure of profitability.

Net income and EPS excluding the effects of these non-GAAP measures are calculated as follows:

Fiscal Year Ended December 29, 2006
	Net Income	Weighted Average Shares Outstanding	Earnings per Share
	(In millions, except per share data)
Amount reported under GAAP	$113	52	$2.19
Effect of stock option expense under SFAS 123(R)	11	52	0.20
Amounts excluding the effects above	$124		$2.39

Fiscal Year Ended December 30, 2005
	Net Income	Weighted Average Shares Outstanding	Earnings per Share
	(In millions, except per share data)
Amount reported under GAAP	$82	48	$1.72
Effect of public stock offering	—	50	0.08
Effect of charges related to note redemption and refinancing of our credit facility	19	46	0.42
Effect of interest savings due to note redemptions	(5)	48	(0.10)
Amounts excluding the effects above	$96		$2.12